Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-10 (the “Registration Statement”) of Alamos Gold Inc. filed with the Securities and Exchange Commission on February 15, 2013 of our report dated February 21, 2012 relating to the consolidated financial statements of Alamos Gold Inc. as at December 31, 2011 and 2010, and January 1, 2010 and for the years ended December 31, 2011 and 2010. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

(Signed) ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
February 15, 2013	Licensed Public Accountants